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                                  EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 of our report dated June 24, 1996 and August 22, 1996 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1996.

/s/ Deloitte & Touche LLP

San Jose, California
September 4, 1996


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